Registration No. ___________

                       Securities and Exchange Commission
                              Washington, DC 20549

                             -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Symetrics Industries, Inc.
             (Exact name of registrant as specified in its charter)

         Florida                                         59-0954868
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                         557 North Harbor City Boulevard
                            Melbourne, Florida 32935
                            ------------------------
               (Address of principal executive offices) (zip code)

                  SYMETRICS INDUSTRIES, INC. STOCK OPTION PLAN
                            (Full title of the plan)

                        Dudley E. Garner, Jr., President
                           Symetrics Industries, Inc.
                         557 North Harbor City Boulevard
                            Melbourne, Florida 32935
                     (Name and address of agent for service)

                                 (407) 254-1500
          (Telephone number, including area code, of agent for service)

                          Copies of communications to:

                           Suzan A. Abramson, Esquire
                           Grocock, Loftis & Abramson
                            126 East Jefferson Street
                                Orlando, FL 32801
                                 (407) 422-0300

                           Calculation of Registration Fee
                           -------------------------------


                                         Proposed         Proposed maximum
Title of securities   Amount to be    maximum offering   aggregate offering     Amount of
to be registered      registered(1)   price per share         price          registration fee
----------------      -------------   ---------------         -----          ----------------
Common Stock           120,000
($.25 par value)       shares(2)        $8.30 (3)          $996,000            $343.45

                             ------------------------

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock split, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Represents the number of additional shares of Common Stock which may be purchased upon exercise of options outstanding or which may become outstanding under the Symetrics Industries, Inc. Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 by averaging (i) the weighted average exercise price of outstanding options and (ii) the average of the high and low prices of the Registrant's Common Stock as reported on the NASD National Market System on October 3, 1996.
                                 ------------------------

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
        --------------------------------------------------

Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

        The contents of Symetrics Industries, Inc. Registration Statement on Form S-8. File No. 33-69930 are incorporated by reference herein.

Item 8. Exhibits.
        ---------

        The following exhibits are filed herewith:

        5.1 Opinion of Grocock, Loftis & Abramson as to the legality of the securities being registered.

        23.1 Consent of Pricher and Company, Independent Certified Public Accountants.

        23.2 Consent of Grocock, Loftis & Abramson (included in its opinion filed as Exhibit 5.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of this Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on the 3rd day of October, 1996.

                                    SYMETRICS INDUSTRIES, INC.


                                    By:   /s/ Dudley E. Garner, Jr
                                       -----------------------------------------
                                          Dudley E. Garner, Jr., President

                                POWER OF ATTORNEY
                                -----------------

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DUDLEY E. GARNER, JR., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  August 6, 1996                      /s/ Dudley E. Garner, Jr.
     ----------------                   ----------------------------------------
                                        Dudley E. Garner, Jr., Chairman  of  the
                                        Board,  President, and  Chief  Executive
                                        Officer (Principal Executive Officer and
                                        Principal Financial Officer)


Date:  August 23, 1996                    /s/ Jane J. Beach
     -----------------                  ----------------------------------------
                                        Jane J. Beach, Director

Date:  September 3, 1996                   /s/ Earl J. Claire
     -------------------                 ---------------------------------------
                                         Earl J. Claire, Director


Date:  August 7, 1996                      /s/ Michael E. Terry
     ----------------                    ---------------------------------------
                                         Michael E. Terry, Director


Date:  August 27, 1996                     /s/ Edwin H. Eichler
     -----------------                   ---------------------------------------
                                         Edwin H. Eichler, Director


Date:  August 30, 1996                     /s/ Michael D. Jensen
     -----------------                   ---------------------------------------
                                         Michael D. Jensen, Director


Date:  August 6, 1996                      /s/ W. Campbell McKegg
     ----------------                    ---------------------------------------
                                         W.  Campbell  McKegg,   Vice  President
                                         Finance (Principal Accounting Officer)




























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